Exhibit 21.1

                      FIRST SOUTH AFRICA CORPORATION, LTD.
                                     Bermuda
                                Listed on NASDAQ

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    First South Africa
     Management Corp.                                                 First South African Holdings
         Delaware                                                             South Africa

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                                                       First SA Food Holdings
                                                        Listed on Johannesburg
                                                            Stock Exchange
        Lifestyle                   Fasteners               Specialty Food               Packaging           Air Conditioning and
                                                             Manufacturing                                       Refrigeration
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
    Republic Umbrellas           L.S. Pressings             Piemans Pantry*               Starpak                  Europair
  Acquired October 1997       Acquired January 1996       Acquired June 1996       Acquired January 1996     Acquired January 1996
Purchase price: $4,970,000 Purchase price: $1,900,905 Purchase price: $9,200,000 Purchase price: $838,545 Purchase price: $1,029,206
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     Galactex Outdoor             Paper & Metal             Astoria Bakery*               Alfapak           Europair Refrigeration
  Acquired October 1997        Acquired April 1996        Acquired July 1996      Acquired November 1996      Acquired April 1996
Purchase price: $3,400,000  Purchase price: $380,000  Purchase price: $4,400,000 Purchase price: $300,000  Purchase price: less than
                                                                                                                   $100,000
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        SA Leisure                                           Seemanns Meat               Pakmatic                 First Strut
  Acquired October 1997                                        Products*            Acquired April 1997       Acquired July 1996
Purchase price: $8,430,000                              Acquired November 1996  Purchase price: $1,228,000 Purchase price: $600,000
                                                      Purchase price: $5,300,000
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        Tradewinds                                            Gull Foods*                Pacforce
   Acquired March 1998                                   Acquired January 1997     Acquired October 1997
Purchase price: $4,000,000                            Purchase price: $9,000,000 Purchase price: $426,000
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                                                             Fifers Bakery
                                                          Acquired July 1997
                                                      Purchase price: $2,100,000

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